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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162939 and 333-175020) of STR Holdings, Inc. of our report dated March 22, 2016, relating to the consolidated financial statements and financial statement schedule as of December 31, 2015 and 2014 and for the years then ended, which appears in this annual report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ UHY LLP
New York, New York
March 22, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM